EXHIBIT 23 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 24, 2003 accompanying the consolidated financial statements included in the 2002 Annual Report of The First of Long Island Corporation on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of The First of Long Island Corporation on Forms S-8 (File No. 33-44393, effective December 6, 1991, File No. 33-79274, effective May 24, 1994, and File No. 333-02049, effective March 29, 1996).


/s/ GRANT THORNTON LLP
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Philadelphia, Pennsylvania
March  24, 2003


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